EXHIBIT 10.65

PORTIONS OF THIS EXHIBIT 10.65 MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT

January 31, 2006

WF Overseas Fashion C.V. ("W")
CK Jeanswear N.V.
CK Jeanswear Asia Limited
CK Jeanswear Europe S.p.A.

Re:	CKI/CKJNV – Amended and Restated Jeans Store License d. as of 6 March 2002 ("Jeans Store License") Calvin Klein, Inc. ("CKI")/W Heads of Agreement d. 29 September 2005 ("Heads of Agreement")

Ladies and Gentlemen:

Pursuant to the Heads of Agreement, the parties contemplated that W would acquire the CALVIN KLEIN businesses (and/or the rights to assets thereto) in whatever structure, form and format as such transaction occurs) of Fingen S.p.A., Fingen Apparel, N.V. (and, as applicable, their parents, subsidiaries and affiliates responsible for the operation of the CALVIN KLEIN businesses) (the "Transaction").

As contemplated in the Heads of Agreement noted above, CKI and W agree to amend the Jeans Store License, effective upon and following the closing of the Transaction (to be 17 January 2006, or such later date as mutually agreed between the parties to the Transaction, but not later than 31 December 2006) to extend the term as follows:

1.	§5(a) shall be amended to state as follows:

"5(a). The term of this Agreement shall commence as of the date hereof and shall continue in effect through the term of the CK Jeans Europe License as to the "Territory" covered thereunder, and through the term of the CK Jeans Asia License as to the "Territory" covered thereunder subject to compliance with the exploitation and Store roll-out requirements noted in Section 1 hereof, and shall terminate automatically and forthwith as to such "Territory" for Europe referred to in §1(a)(i) above on termination of the Master Europe License (or jurisdiction thereunder); and shall terminate automatically and forthwith as to such "Territory" for Asia referred to in §(a)(iii) and §(a)(iii) above on termination of the Master Asia License" (or jurisdiction thereunder )."

2.	(a) CKI and W hereby confirm that W is permitted, ***

(b) CKI and W also hereby confirm that the ***

3.       Except as set forth herein, the Jeans Store License remains in full force and effect. Any defined terms used herein not specifically defined herein, shall have the meanings ascribed to them in the Jeans Store License.

4.       To the extent that there is any discrepancy between this Agreement and the Jeans Store License, this Agreement shall govern and control.

5.       This Agreement and the Jeans Store License shall be considered as having been entered into in the State of New York and shall be construed and interpreted in accordance with the laws of that state applicable to agreements made and to be performed therein.

6.       Following the closing of the Transaction, this Agreement and the Jeans Store License may be assigned within the Warnaco family of companies, in accordance with the terms as agreed by CKI and as set forth in writing, simultaneously herewith.

Warnaco U.S., Inc., a Delaware corporation, is the general partner of WF Overseas Fashion C.V., a limited partnership ("commanditaire vennootschap") organized and existing under the laws of the Netherlands, and, solely in such capacity, is executing this Agreement on behalf and for the exclusive risk and benefit of WF Overseas Fashion C.V.

CONFIDENTIAL TREATMENT

The parties have signed this Agreement this 31 day of January 2006.

Calvin Klein, Inc.
By: /s/ Tom Murry Name: Tom Murry Title: President and COO
WF Overseas Fashion C.V.
By: Warnaco U.S., Inc., its general partner
By: /s/ Stanley P. Silverstein Name: Stanley P. Silverstein Title: President and Secretary
CK Jeanswear N.V. CK Jeanswear Asia Limited CK Jeanswear Europe S.p.A.
By: /s/ Lawrence R. Rutkowski Name: Lawrence R. Rutkowski Title: Vice President and Treasurer

CONFIDENTIAL TREATMENT

Schedule

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